UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 30, 2009 (January 30, 2009)

Date of Report (Date of earliest event reported):

PROTECTIVE LIFE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04               Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On January 30, 2009, Protective Life Corporation (the “Company”) sent a notice (the “Notice”) to its directors and executive officers informing them that, in order to implement a transition to a new recordkeeper for the Protective Life Corporation 401(k) and Stock Ownership Plan (the “Plan”), Plan participants will be unable to diversify the investments in their Plan accounts (including the Company Common Stock Fund) or obtain loans or distributions from the Plan, during the period beginning at 4:00 pm Eastern Time on February 17, 2009 and ending the week of March 1, 2009 (the “Blackout Period”).

The Notice also states that, pursuant to Section 306(a)(1) of the Sarbanes-Oxley Act of 2002, the Company’s directors and executive officers will be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring certain shares of the Company’s common stock during the Blackout Period. A copy of the Notice is being filed as Exhibit 99 to this Form 8-K and is incorporated herein by reference in its entirety.

Additional information about the Blackout Period (including information as to whether the Blackout Period has ended) may be obtained, without charge, by contacting Alfred F. Delchamps, III, Senior Associate Counsel, Protective Life Corporation, 2801 Highway 280 South, Birmingham, Alabama 35223, telephone (205)-268-5018.  During the Blackout Period and for a period of two years after the end of the Blackout Period, a security holder or other interested person may obtain from Mr. Delchamps, without charge, the actual beginning and ending dates of the Blackout Period.

The Company has not received a notice as required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, because the Company is the plan administrator of the Plan.

Item 9.01             Financial Statements and Exhibits

(d)  Exhibits.

Exhibit
Number	Description of Exhibit
99	Notice to Directors and Executive Officers of Protective Life Corporation, dated January 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE CORPORATION

/s/ Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated: January 30, 2009